Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ethema Health Corporation

West Palm Beach, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2023, relating to the consolidated financial statements of Ethema Health Corporation, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

October 20, 2023